In re Farmland Foods, Inc		Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JULY, 2003

REVENUE
Gross Income		$ 142,490,121.90
Less Cost of Goods Sold		$ 98,600,562.78
Materials	$ 95,145,419.34
Direct Labor	-
Overhead	$ 3,455,143.44
Gross Profit		$ 43,889,559.12

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 20,725,165.57
Advertising and Marketing	$ 3,330,233.70
Insurance	$ 295,797.02
Payroll Taxes	$ 1,708,351.74
Lease and Rent	$ 354,093.52
Telephone and Utlities	$ 1,819,743.56
Attorney and other Professional Fees	$ 158,444.60
UST Quarterly Fees	$ 10,000.00
Other Expenses	$ 16,570,642.76
Total Operating Expenses		$ 44,972,472.47
Net Income (Loss)		$ (1,082,913.35)

CURRENT ASSETS
Accounts Receivable at end of month		$ 68,341,815.01
Increase (Decrease) in AR for month		$ (6,606,241.52)
Inventory at end of month		$ 90,918,026.25
Increase (Decrease) in Inventory for month		$ (151,067.66)
Cash at end of the month		$ (7,601,228.84)
Increase (Decrease) in Cash for month		$ (2,271,167.43)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (20,192,826.86)
Increase (Decrease) in post-petition debt		$ 264,399.98
Taxes Payable:
Federal Payroll Taxes	$ (1,112,091.36)
State Payroll Taxes	$ (210,070.37)
Local Payroll Taxes	$ (5,255.90)
State Sales Taxes	$ (26,001.84)
Real Estate and Personal	$ (1,718,692.44)
Property Taxes	$ 13,118.78
Other (footnote)	$ (32,045.05)
Total Taxes Payable		$ (3,091,038.18)

Footnote:
Use Tax Payable	$ (32,045.05)